Exhibit 99.2

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No: 001-15659

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

Phone 713.507.6400

www.dynegy.com

September 15, 2006

To the Members of the Financial Community:

Earlier this morning, Dynegy announced that it has entered into a definitive agreement with LS Power Group, a privately held power plant investor, developer and manager, to combine Dynegy’s current assets and operations with LS Power Group’s generation portfolio, and for Dynegy to acquire a 50 percent ownership interest in a development joint venture with LS Power. As a follow-up to our announcement, we would like to provide some additional details about the combination and discuss why it represents a significant milestone for our company.

The combined company, which will retain the Dynegy Inc. name, remain headquartered in Houston, and continue to be led by Chairman and CEO Bruce Williamson and the rest of Dynegy’s Executive Management Team, will have more than 20,000 megawatts of generating capacity. Upon completion of the transaction, the combined company will own a total of 31 power plants in 15 states employing a balanced mix of fuel sources with baseload, intermediate, and peaking dispatch capabilities, enhanced cash flow-generating opportunities, and significant scale and scope in three key geographic regions. The expanded portfolio will also include a controlling interest in the Plum Point facility in Arkansas, the only coal-fired plant in the country currently under construction by an independent power producer.

The development joint venture will provide Dynegy with a 50 percent ownership interest in an established growth vehicle. The joint venture activities will include nine projects totaling more than 7,600 megawatts in various stages of development and approximately 2,300 megawatts of repowering opportunities.

A relentless focus on operating well, commercializing well and running the business well through fiscal discipline, strong liquidity, and cost, collateral and capital management has enabled us to execute on our growth and value vision. While we have evaluated a number of growth opportunities in recent months, none of them compared to the value that we believe can be achieved through this transaction with LS Power. It is, in effect, the right transaction at the right time and with the right partner.

Terms and Conditions

Under the terms of the transaction, LS Power will receive 340 million shares of Dynegy common stock plus $100 million in cash and a $275 million Dynegy Inc. note. The combined entity will also assume approximately $1.8 billion in net debt from LS Power, which includes the following:

•	$1,702 million associated with operating assets ($1,502 million first lien debt and $200 million second lien debt), and
•	$106 million net debt associated with the Plum Point facility currently under construction ($733 million first and second lien debt, offset by $627 million cash). The combined company will have a 70% ownership interest in Plum Point, but debt and obligations will be fully consolidated for book purposes.

Through the end of the decade, more than 50 percent of LS Power’s fleet is contracted or subject to reliability must run arrangements each year, with 75 percent in 2007, providing a highly predictable cash flow stream to pay down the project debt obligations to be assumed in the transaction.

The transaction is subject to specified conditions, including the affirmative vote of two-thirds of Dynegy’s public shareholders and the receipt of regulatory approvals from the Federal Energy Regulatory Commission and various state commissions, as well as on the expiration or termination of the Hart-Scott-Rodino waiting period. Additionally, limited historical financial statements are available for LS Power’s operating assets for periods before LS Power acquired them. Dynegy believes that financial information for LS Power’s operating assets can be presented without the inclusion of such historical financial information, consistent with its interpretation of applicable Securities and Exchange Commission rules and regulations and related guidance. In order to complete the transaction, Dynegy will require favorable guidance or a waiver from the SEC regarding its proposed financial statement presentation. Assuming all necessary conditions are satisfied, the transaction is expected to close in early 2007.

If the necessary conditions are not satisfied and the combination between Dynegy and LS Power is not completed, the companies have entered into a purchase and sale agreement through which Dynegy would acquire LS Power’s Kendall power plant, an 1,160-megawatt combined-cycle natural gas-fired facility located in northern Illinois, for $200 million of equity plus approximately $400 million of project debt at year-end. Dynegy’s potential separate purchase of the Kendall facility will be subject to the receipt of regulatory approvals from the Federal Energy Regulatory Commission and the Illinois Commerce Commission, as well as on the expiration or termination of the Hart-Scott-Rodino waiting period.

Valuation

The combination is expected to create greater financial stability for the combined company:

•	Free cash flow yield of LS operating assets is expected to be approximately 11% on a pro forma basis in the near-term.
•	Consideration given represents approximately $470 per kilowatt for operating assets with strong long-term contracts.
•	The net debt-to-capital ratio is initially expected to be 56% on a pro forma basis and rapidly deleverages.

The transaction will position the combined company with a diverse platform that presents near-, medium- and long-term options for delivering value to shareholders.

•	In the near-term, value will be realized through immediate cash flow accretion and the rapid deleveraging of the LS Power balance sheet.
•	Medium-term value drivers will include the combined portfolio’s fuel, geographic and dispatch diversity, continued strong operational performance and in-market asset availability, and a commercial strategy of maximizing upside potential and economic returns.
•	Long-term value drivers will be in the form of organic growth through a proven development business, a strategic presence in key markets as power demand recovery gains further momentum, and an overall enterprise that can manage a greater number of assets without a proportionate increase in costs.

Accounting

The transaction will be accounted for as an acquisition of LS Power’s projects by Dynegy. At closing, Dynegy will record the assets and liabilities acquired at their respective fair values. As a result, Dynegy may record intangible assets, resulting in future amortization expense.

LS Power holds a power tolling contract with one of Dynegy’s subsidiaries. Upon completion of the transaction, the power tolling contract will be effectively settled and will be accounted for based on fair value in accordance with applicable accounting standards.

LS Power’s results of operations for its projects will be included in Dynegy’s consolidated results subsequent to close. Their results will be included in the company’s appropriate generation business segments. In addition to the current Midwest, Northeast and South reporting segments, a West segment will be added to include the results from the acquired California and Arizona operations.

Resulting Share Ownership

The Dynegy-LS Power combination will involve the formation of a new Delaware corporation that will retain the Dynegy Inc. name and remain headquartered in Houston. Chevron, Dynegy’s largest current shareholder with ownership of approximately 97 million shares of Class B common stock, will receive the same number of shares of the new company’s Class A common stock following the transaction (approximately 12%). Chevron has agreed to vote all of its shares of Class B common stock in favor of the transaction, subject to customary conditions.

Following the closing of the transaction, LS Power Group’s ownership of 340 million shares of the new company’s Class B common stock will represent all of the outstanding shares of that class of stock and approximately 40% of the new Dynegy’s outstanding equity. On a pro forma basis following the closing, there will be approximately 500 million shares of Class A common stock outstanding and 340 million shares of Class B common stock outstanding.

Proxy Statement/Prospectus

In connection with the transaction, Dynegy will file a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE IMPORTANT INFORMATION CONTAINED IN THE MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE. IT WILL CONTAIN IMPORTANT INFORMATION ABOUT DYNEGY, LS POWER, THE NEW COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the proxy statement/prospectus and other documents containing information about Dynegy and LS Power, free of charge, at the SEC’s web site at www.sec.gov and at Dynegy’s web site at www.dynegy.com. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders in respect of the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Earnings and Cash Flow Estimates

Dynegy intends to report on the estimated financial impact of this transaction upon closure of this transaction. In the meantime, we will provide regular updates on the status of the approval process through news releases and other appropriate disclosures.

2007 earnings and cash flow estimates are expected to be released during Dynegy’s third quarter 2006 earnings conference call to be held in early November.

Conference Call/Web Cast

As a follow-up to this morning’s announcement, a special conference call with the financial community will be held at 8:00 a.m. ET/7:00 a.m. CT. Participants may access the web cast and related presentation materials in the “News & Financials” section of www.dynegy.com.

As always, please feel free to contact our Investor Relations department at 713-507-6466, or via email at ir@dynegy.com, should you have any questions.

Sincerely,

Bruce A. Williamson

Chairman and Chief Executive Officer

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of Dynegy’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example: The company may be unable to obtain shareholder approval required for the transaction; the company may be unable to obtain regulatory approvals required for the transaction, including approvals relating to LS Power’s historical financial statements, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the company or cause the companies to abandon the transaction; conditions to the closing of the transaction may not be satisfied; problems may arise in successfully integrating the operations of the companies, which may result in Dynegy not operating as effectively and efficiently as expected; Dynegy may be unable to achieve expected synergies or it may take longer than expected to achieve the synergies; the transaction may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies’ expectations; the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and the companies may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Dynegy are set forth in its filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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